Exhibit 10.52
NON-QUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT, made this 1st day of January, 2007, by and between XATA CORPORATION, a Minnesota corporation (the “Company”), and David Gagne (“Optionee”).
     WITNESSETH, THAT:
     WHEREAS, the Company wishes to grant this stock option to Optionee.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
1. Grant of Option:
The Company hereby grants to Optionee, on the date set forth above the right and option (hereinafter called “the option”) to purchase all or any part an aggregate of 150,000 shares of Common Stock, par value $0.01 per share, at the price of $5.32 per share, on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 986, as amended (the “Code”).
2. Duration and Exercisability
(a)	This option shall in all events terminate at 5 p.m. Minneapolis, Minnesota time on January 1, 2017, which is ten (10) years after the date of grant. Subject to the other terms and conditions set forth herein, this option may be exercised by Optionee in cumulative installments as follows on the specified date(s):

Cumulative number of
On or after each of	shares as to which
the following dates	option is exercisable
January 1, 2008	50,000
January 1, 2009	100,000
January 1, 2010	150,000
(b)	During the lifetime of Optionee, the option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.
3. Manner of Exercise
(a)	The option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

(b)	Optionee may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company (i) by delivering to the Company for cancellation Common Shares of the Company with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, or (ii) by delivering to the Company a combination of cash and Common Shares of the Company with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company’s Common Shares as of any date shall be reasonably determined by the Company pursuant to the Plan.
4. Investment Representations
Unless a registration statement under the Securities Act of 1933, as amended, is in effect with respect to the Award Shares on the date of issuance of the Award Shares, Employee will be deemed to have made the following investment representation on the date of issuance:
Employee intends to acquire the Award Shares for Employee’s own account for investment purposes and not with a view to resale in connection with any distribution thereof. Employee has no present intention, and is not a party to any agreement or arrangement, to resell or dispose of any of the Award Shares. Employee understands and agrees that the Company has no obligation to register the Award Shares and that the Award Shares will not be registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws, on the grounds that the Award Shares are being issued in a transaction not involving a public offering and that, consequently, such transaction is exempt from registration under the Act and the state securities laws. Employee further understands and agrees that the Award Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing securities acts. Accordingly, Employee acknowledges that the Company is not required to recognize any transfer of the Award Shares if such transfer would result in violation of any federal or state law regarding the offering or sale of securities. The Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares may contain substantially the following legend:
“The securities evidenced by this certificate have not been registered either under any applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such law is then, in fact, applicable to such securities.
5. Miscellaneous
(a)	Optionee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Optionee upon exercise or this option.

(b)	The exercise of all or any parts of this option shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c)	If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding option.

(d)	The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(e)	In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. Optionee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with the rules of the Committee.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

XATA Corporation

By

Its

Optionee Signature

Optionee Print Name

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